Exhibit 99.1

NEWS RELEASE

For Release on August 6, 2020	Contact: Lutz Henckels
4:02 PM (ET)	Executive Vice President, CFO, COO
lhenckels@gigatronics.com
(925) 328-4650 ext. 4698

Giga-tronics Reports Results for First Quarter FY 2021

Dublin, CA – August 6, 2020 – Giga-tronics Incorporated (OTCQB: GIGA) (the “Company”) today reported results for its first fiscal quarter ended June 27, 2020.

Revenue for the first fiscal quarter ended June 27, 2020 was $3.5 million, consistent with the same period of fiscal 2020 and grew 35% sequentially as compared to the fourth quarter of fiscal 2020. The Company achieved net income attributable to common shareholders of $72,000, or $0.03 per fully diluted share in the first quarter of fiscal 2021, compared to net income of $15,000 or $0.01 per fully diluted share, for the same period last year. The Company recorded EBITDA of $252,000 for the first quarter compared to EBITDA of $304,000 for the same quarter in fiscal 2020.

John Regazzi, CEO of the Company said, “We are pleased to report 35% overall sequential growth over the fourth quarter and a return to profitability during our first quarter of fiscal 2021. This was a solid quarter for us given the constraints presented by the COVID-19 pandemic and its significant adverse impact on our fourth quarter and full fiscal 2020 results. Our dependable sole source Microsource business experienced solid revenue growth compared to both last fiscal year’s first and fourth quarters and our radar testing business achieved satisfactory results despite travel constraints that have limited our ability to visit customers and prospects in person. We continued to manage our expenses carefully during the first quarter and expect that our expenses will increase at a slower rate than our revenue growth going forward. This, combined with our expectation that the higher margin testing business will comprise a larger portion of sales over time, should positively impact future profitability over the medium to long term.”

Lutz Henckels, COO and CFO, commented, “The market opportunity remains very attractive. The RADAR/EW threat emulation market is estimated at $440 million per year and we are targeting $60 million of this market within the next five years. We have a focused go-to-market strategy with deep relationships across our targeted channels. For example, we recently made our first sale of integrated solutions to the US Air Force for the F-35 program. This broadens our participation with the armed services, and we foresee additional revenue from the Air Force and Navy in the months and years ahead.”

Mr. Henckels continued, “California continues to struggle with a recent COVID surge which may temporarily impact our business and our suppliers. However, we remain confident based on our backlog and pipeline that we are positioned to continue to make progress on our five-year goal to achieve $60 million in annual revenues from the testing business, while also improving profitability along the way.”

Earnings Conference Call

Giga-tronics will host a conference call today, August 6, 2020, at 4:30 p.m. ET to discuss the first quarter results. To participate in the call, dial (888) 517-2470 or (630) 827-6818 and enter PIN Code 6822983#. The call will also be broadcast over the internet at www.gigatronics.com under "Investor Relations." The conference call discussion will reflect management's views as of August 6, 2020 only.

About Giga-tronics Incorporated

Giga-tronics is a publicly held company, traded on the OTCQB Capital Market under the symbol "GIGA". Giga-tronics produces RADAR filters and Microwave Integrated Components for use in military defense applications as well as sophisticated RADAR and Electronic Warfare (RADAR/EW) test products primarily used in electronic warfare test & emulation applications.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release, other than statements of historical facts, are forward-looking statements. Generally, forward- looking statements and information can be identified by the use of forward-looking terminology such as “expects” or “anticipates”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should", or “would” occur. Forward-looking statements include, among others, those concerning future product developments, future prospects, future operating results (including, for example, future revenue, growth, expenses, margin and profitability), growth in market share and expected and potential sales to customers.  Forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include the Company’s ability to successfully manufacture its RADAR/EW test products, to identify customer needs and to design and implement new features; the timely receipt of components from third-party suppliers, the receipt or timing of future orders for products or services and cancellations or deferrals of existing or future orders; the adequacy of the Company’s capital resources; the Company’s ability to manage expenses; the results of pending or threatened litigation; the Company’s ability to successfully implement its business plan; the Company’s need to modify its business plan as a result of these or other risks; the volatility in the market price of the Company’s common stock; the circumstances relating to the COVID-19 pandemic and governmental responses; the Company’s use of proceeds from its PPP loan and the ability of the Company to qualify for forgiveness of the loan.  You should not place undue reliance on any forward-looking statements, which are made as of the date of this press release. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements. For further discussion, see the Company’s most recent annual report on Form 10-K for the fiscal year ended March 28, 2020 Part I, under the heading "Risk Factors" and Part II, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and those in other public files the Company may make with the SEC.

Agency Contact:

John Nesbett/Jennifer Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com

GIGA-TRONICS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands except share data)	June 27, 2020	March 28, 2020
Assets
Current assets:
Cash and cash-equivalents	$642	$657
Trade accounts receivable, net of allowance of $8 and $8, respectively	1,108	932
Inventories, net	3,004	3,261
Prepaid expenses and other current assets	3,052	2,209
Total current assets	7,806	7,059
Property and equipment, net	466	508
Right of use asset	1,106	1,183
Other long-term assets	176	176
Total assets	$9,554	$8,926
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$761	$803
Loans payable, net of discounts and issuance costs	1,854	1,320
Accrued payroll and benefits	428	300
Deferred revenue	147	159
Lease obligations	425	426
Other current liabilities	375	364
Total current liabilities	3,990	3,372
Other non-current liabilities	90	119
Long term deferred rent	—	—
Long term obligations - leases	1,026	1,135
Total liabilities	5,106	4,626
Commitments and contingencies
Shareholders' equity:
Preferred stock; no par value; Authorized - 1,000,000 shares Series A convertible- designated 250,000 shares; no shares at June 27, 2020 and March 28, 2020 issued and outstanding	—	—
Series B, C, D convertible - designated 19,500 shares; 17,781.64 shares at June 27, 2020 and 17,781.64 at March 28, 2020 outstanding; (liquidation preference of $3,367 at June 27, 2020 and $3,367 at March 28, 2020)	2,745	2,745
Series E convertible- designated 100,000 shares; 9,200 shares at June 27, 2020 and 9,200 shares at March 28, 2020 outstanding; (liquidation preference of $345 at June 27, 2020 and $345 at March 28, 2020)	177	177
Common stock; no par value; Authorized – 13,333,333 shares; 2,635,856 shares at June 27, 2020 and 2,635,856 shares at March 28, 2020 issued and outstanding	32,028	31,952
Accumulated deficit	(30,502)	(30,574)
Total shareholders' equity	4,448	4,300
Total liabilities and shareholders' equity	$9,554	$8,926

GIGA-TRONICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Month Periods Ended
	June 27,	June 29,
(In thousands, except per share data)	2020	2019
Net revenue
Goods	$1,109	$1,938
Services	2,439	1,560
Total revenue	3,548	3,498
Cost of goods and services	2,034	1,968
Gross profit	1,514	1,530
	42.7%	43.7%
Operating expenses:
Engineering	437	355
Selling, general and administrative	969	1,047
Total operating expenses	1,406	1,402

Operating income	108	128

Interest expense:
Interest expense, net	(33)	(57)
Interest expense from accretion of loan discount	—	(19)
Total interest expense, net	(33)	(76)
Income before income taxes	75	52
Provision for income taxes	—	—
Net income	$75	$52
Deemed dividend on Series E shares	(3)	(37)
Net income attributable to common shareholders	$72	$15

Depreciation and amortization	42	47
Amortization of demo equipment	26	34
Share-based compensation	76	95
Interest and dividends	36	113
EBITDA	$252	$304

Income per common share – basic	$0.03	$0.02
Income per common share – diluted	$0.03	$0.01

Weighted average common shares used in per share calculation:
Basic	2,636	718
Diluted	2,826	1,539

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